As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AFS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

2899

(Primary Standard Industrial Classification Code Number)

46-5750207

(IRS Employer Identification No.)

310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415

 (Address and telephone number of registrant’s principal executive offices)

Kent Rodriguez, President

310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415

Telephone: 612-200 8456

(Name, address and telephone number of agent for service)

Copies of all communications to:

Bart and Associates LLC

Kenneth Bart, Esq.

8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111

Telephone 720-226-7511

Fax 720-528-7765

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (1)
Common Stock, par value $0.001 to be sold by the Company	4,000,000	$1.00	$4,000,000.00	$464.80
Total	4,000,000	$1.00	$4,000,000.00	$464.80

_________________

(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, paragraph O.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $1.00 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is October 23, 2015

Prospectus

AFS HOLDINGS, INC.

4,000,000 Shares of Common Stock

$1.00 per share

No Minimum

This is the initial offering of Common Stock of AFS Holdings, Inc. (the “Company”) and no public market exists for the securities being offered. AFS Holdings, Inc. is offering for sale a total of 4,000,000 shares of its Common Stock, par value $0.001, on a “self-underwritten”, best efforts basis meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. All 4,000,000 shares are being registered for sale by the Company.  The aggregate offering price for the shares to be sold by the Company is $4,000,000, and the net proceeds from the shares to be sold by the Company is $1.00 per share, or $4,000,000 in aggregate.  The offering is being conducted on a self-underwritten basis, which means the Company’s officers and directors will attempt to sell the shares being offered by the Company.  They will not receive any commissions or proceeds from the offering for selling the shares on its behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $1.00 for the duration of the offering. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock.  While the Company plans to have its shares quoted on the OTCBB there is no assurance that its shares will be approved for quotation on the OTCBB or on any other quotation service or exchange.

The shares being offered for sale by the Company will be offered at a fixed price of $1.00 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan.  See “Use of Proceeds” and “Plan of Distribution”.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment.  We have not authorized anyone to provide you with different information.

AFS Holdings, Inc. is a development stage company that has not yet generated revenue.  The company has had losses from operations and our auditors have raised questions about our ability to continue as a going concern.  Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

Due to the fact that this offering is a best efforts offering, we may not receive any proceeds from this offering.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

AFS HOLDINGS, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” the “Company”, “AFS Holdings, Inc.”, “AFS Holdings” and “AFS” refer to AFS Holdings, Inc.

General Information about Our Company

AFS Holdings, Inc. was formed under the laws of the State of Nevada on May 9, 2014.  On October 5, 2015, the Company amended its articles of incorporation in order to increase its authorized stock to 250,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of Preferred Stock, par value $0.001. 1,000 of the Preferred Shares are designated as Series A Preferred Shares and carry the rights listed in the section of this prospectus titled “Description of Our Securities”.

On June 1, 2015, AFS Holdings, Inc. entered into a license agreement with Avalon Oil & Gas, Inc. (“Avalon”), our largest shareholder, whereby the Company received an exclusive, worldwide license to certain anti-corrosion trade secrets and anti-corrosion technology related to the production of products and the process of application of the products for underground fuel storage tank sump pumps, to mitigate corrosion. The license agreement is included as Exhibit 10.1 to this registration statement. Pursuant to the license agreement between Avalon and AFS Holdings, we have licensed the rights to make, use, offer for sale, and sell products utilizing the proprietary technology and applications, and to sublicense any of those rights.

We intend to engage in research and development work involving the proprietary technology licensed from Avalon in order to develop commercially viable products based upon these technologies, and ultimately sell the anti-corrosive products and license the rights to manufacture and sell the products.  The initial technologies we are developing are for anti-corrosion products and the process of application of the products for underground fuel storage tank sump pumps to mitigate corrosion. The Company has not yet signed any agreements with third parties related to the sale or licensing of our proposed products.

In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

The administrative office of the Company is located at 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415.  The Company plans to use this office space until it requires larger space.  The company fiscal year end is March 31.  The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered	4,000,000 shares of common stock, par value
by the Company:	$0.001, on a best-efforts basis

Offering Price per Share:	$1.00

Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.

Net Proceeds to Our Company:	$4,000,000, if all the shares are sold

Use of Proceeds:	The Company intends to use the proceeds received from the sale of its common stock to use as working capital, fund business operations and assist in research and development of its planned products.
Number of Shares Outstanding
Before the Offering:	3,130,000

Number of Shares Outstanding
After the Offering:	7,130,000, if all the shares are sold

The Company’s sole officer and director, and control persons do not intend to purchase any shares in this offering.

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

As of September 30, 2015
Balance Sheet
Total Assets	$55,189
Total Liabilities	$6,929
Stockholder’s Equity	$48,260

For the Six Months Ended September 30, 2015
Statement of Operations
Revenue	$—
Total Operating Expenses	$12,015
Net Loss	$(12,015)

As of March 31, 2015
Balance Sheet
Total Assets	$12,875
Total Liabilities	$13,000
Stockholders’ Deficit	$(125)

Period From Inception (May 9, 2014) through March 31, 2015
Statement of Operations
Revenue	$—
Total Operating Expenses	$125
Net Loss	$(125)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein.  Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on March 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $125 for the period from Inception (May 9, 2014) through March 31, 2015.  We incurred a net loss of $12,015 for the six month period ended September 30, 2015. Because we are yet to attain profitable operations, in their report on our financial statements for the period ended March 31, 2015, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern.  We will continue to experience net operating losses in the foreseeable future.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loan from various financial institutions where possible.  Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

The Company cannot guarantee that it will generate revenues, which could result in a total loss of your investment if it is unsuccessful in its business plans.

The Company has not yet generated revenue. There can be no assurance that the Company will be able to generate revenues or that if the Company generates revenue, that such revenues will be sufficient to maintain its business.  As a result, one could lose all of one’s investment if the Company is not successful in its proposed business plans.

Our Officer and Directors have limited public company experience, which could result in their inability to properly manage Company affairs.  The Company’s needs could exceed the amount of time or level of experience he may have.  The Company will be dependent on key executives, and the loss of the services of the current officer and director could severely impact the Company business operations.  This could result in the loss of one’s entire investment.

The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense.  Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company will fall upon the officer and directors.  Each of our directors have experience operating a public company, however, they may not be able to operate successfully as a public company, even if the Company’s operations are successful.  As of the date of this Prospectus, there are no potential conflicts of interest related to the Company’s officers or director, and the Company does not believe there will be any future conflicts of interest related to its officers and director, However, while the Company’s officer and directors will use their best judgments to resolve all potential future conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided.   In the event they are unable to fulfill any aspect of their duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

The management of future growth will require, among other things, continued development of the Company’s financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management, research and marketing personnel.  The loss of key executives or the failure to hire qualified replacement personnel would compromise the Company’s ability to generate revenues or otherwise have a material adverse effect on the Company.  There can be no assurance that the Company will be able to successfully attract and retain skilled and experienced personnel.

Since the Company has shown a net loss since inception, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business and the research and development of its anti-corrosive processes and products.  Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Growth and development of operations will depend on the acceptance of the Company’s proposed business.  If the Company’s products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company’s anti-corrosive processes and products by its customers is critically important to its success. The Company cannot be certain that the services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. At this time, we have no products and no production facilities. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for products which it intends to sell depends on many factors, including:

•	the number of customers the Company is able to attract and retain over time.
•	the economy, and in periods of rapidly declining economic conditions, customers may defer products such as ours in order to pay secured debts or debts that must be paid in order to remain solvent.
•	the competitive environment in the anti-corrosive product markets, specifically as they relate to fuel storage tank sump pumps, may force it to reduce prices below its desired pricing level or increase promotional spending.
•	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

•	the ability to establish, maintain and eventually grow market share in a competitive environment.
•	changes in manufacturing or fuel storage regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition.  An investor could lose his or her entire investment as a result.

Limited management resources; the Company will be dependent on key executives; the loss of the services of the current officer and directors could severely impact the Company business operations and future development, which could result in an inability to generate revenues and one’s ability to ever sell any Shares one purchases in this Offering.

The Company is relying on a small number of key individuals to implement its business and operations and, in particular, the professional expertise and services of Mr. Kent Rodriguez, its Director, President, Secretary and Chief Financial Officer, Ms. Jill Allison, its Director, Mr. Douglas Barton, its Director and Mr. Rene Haeusler, its Director. Accordingly, the Company may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy.  In addition, the Company’s future success depends in large part on the continued service of Mr. Kent Rodriguez, Ms. Jill Allison, Mr. Douglas Barton and Mr. Rene Haeusler.  The Company has not entered into any employment agreements with its officer or directors.  If the Company’s officer or directors chose not to serve or if they are unable to perform their duties, and the Company is unable to retain a replacement qualified individual or individuals, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business.  The loss of the services of our officer and directors, if the Company is unable to retain a replacement qualified individual or individuals, could result in an inability to generate revenues, which could result in a reduction of the value of any Shares you purchase in this Offering as well as the complete loss of your investment.

Limited time commitments by our officers and directors; Conflicts of interest.

Our officer and directors, Mr. Kent Rodriguez, Ms. Jill Allison, Mr. Douglas Barton and Mr. Rene Haeusler, each hold positions with other entities. If Mr. Kent Rodriguez, Ms. Jill Allison, Mr. Douglas Barton and Mr. Rene Haeusler are unable to devote the necessary time to the Company, it could affect the Company’s ability to develop and complete its planned operations, and could also negatively affect the Company’s ability to generate revenue. If the Company is unable to generate revenue due to the limited time commitments by Mr. Kent Rodriguez, Ms. Jill Allison, Mr. Douglas Barton and Mr. Rene Haeusler, it could result in a failure of the Company to complete its business plans, as well as a total loss of your investment. The Company does not foresee any conflicts of interest related to the additional positions held by our officer and directors.

The Company’s industry requires attracting and retaining talented employees, and the inability to retain such talented employees could result in the loss of your investment.

Success in the anti-corrosion product industry, specifically as it relates to fuel storage tanks and sump pumps, does and will continue to require the acquisition and retention of highly talented and experienced individuals.  Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand.  There is no guarantee that we will be able to attract and maintain access to such individuals.  If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

Speculative nature of our business could result in unpredictable results and a loss of your investment.

The anti-corrosion process and product industry is extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance and the quality of the processes and products we plan to sell.  We may experience substantial cost overruns in obtaining and marketing our products, and may not have sufficient capital to successfully develop a competitive market share.  We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the anti-corrosion process and product industry, or which are unforeseen, including but not limited to trademark infringement, product liability for ineffective or defective products, and employment liability.

Competition that the Company faces is varied and strong.

The Company’s products and industry as a whole are subject to extreme competition.  There is no guarantee that we can develop or sustain a market position or expand our business.  We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers.  Such competitor entities include: (1) a variety of large nationwide corporations engaged in the anti-corrosion product industry, including but not limited to companies that have established loyal customer bases over several decades; (2) local anti-corrosion product companies and distributors that have an established customer base, and have the same or a similar business plan as we do and may be looking to expand nationwide; and (3) a variety of other local and national anti-corrosion product companies with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have.  As a result, these competitors may have greater credibility with both existing and potential customers.  They also may be able to offer more products and more aggressively promote and sell their products.  Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Dependence on general economic conditions.

The success of the Company depends, to a large extent, on certain economic factors that are beyond its control.  Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond the Company’s control may have an adverse effect on the Company’s ability to sell its products and to collect sums due and owing to it.

Changes in user preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to develop our processes and products in a way that appeal to users.  Shifts in user preferences away from our products, our inability to develop effective anti-corrosion products that appeal to users, or changes in our products that eliminate items popular with some users could harm our business.  Also, our success depends to a significant extent on discretionary user spending, which is influenced by general economic conditions and the availability of discretionary income.  Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users may decide to purchase anti-corrosion products that are cheaper or to forego purchasing any type of anti-corrosion products for their fuel tank sump pumps.  Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.  If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to the anti-corrosion industry and anti-corrosion products for underground fuel tank sump pumps specifically, and the state of the financial industry and numerous other factors that may be beyond its control.  Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•	The competitive environment in the anti-corrosion product industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;
•	Its ability to anticipate changes in user preferences and to meet customers’ needs for our products in a timely cost effective manner; and
•	Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and the company does not have intellectual property protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues.  If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no intellectual property protection, unauthorized persons may attempt to copy aspects of its business, including its product design, functionality or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company’s proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations.  As a result, an investor could lose his or her entire investment.

Limited Market; geographic concentration.

The Company plans to primarily sell its products in the United States. No agreements have been signed related to the sale or licensing of the Company’s planned processes or products.  There is no assurance that the Company’s anti-corrosion processes and products will be as widely accepted, or that users in new geographic markets will be receptive to the Company’s products.   Penetration of the United States markets is an important element of the Company’s expansion plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on the Company’s business, financial condition, and results of operations.

We lack sales and marketing capabilities and depend on third parties to market our products.

We currently have only four individuals, our officer and directors, dedicated to sales and marketing of our products and therefore we may be forced to rely heavily upon a third party sales force to market and sell our planned products.  These third parties may not be able to market our planned product successfully or may not devote the time and resources to marketing our planned products that we require.   If we choose to develop our own sales and marketing capabilities, we will need to build a marketing and sales force with technical expertise related to anti-corrosive products, as well as fuel storage tank and sump pump maintenance, which will require a substantial amount of management and financial resources that may not be available.  If we or a third party are not able to adequately sell our planned products, our business will be materially harmed.

The sale of anti-corrosive products, and products intended for use with fuel storage tanks, is regulated by state and federal laws; taxation.

The anti-corrosive process and product industry is highly regulated by state and federal laws, which includes regulations related to health and safety requirements and quality concerns.  These regulations may have the effect of preventing competitors with greater financial resources from excluding smaller companies from retailers.  Any repeal or substantial modification of these regulations or the enactment of any new legislation or regulations, could have a material adverse effect on the business, financial condition and results of operations of the Company.

We face various operating hazards, which if not addressed correctly, could result in the reduction of our operations and the loss of your investment.

The Company’s operations are subject to certain hazards and liability risks faced by all anti-corrosive process and product companies, such as potential contamination of the fuel in the fuel tanks, blockage of the fuel tank sump pump and the potential for failure of the pump and potential overflows or fires.   The occurrence of such a problem could result in a costly product recall and serious damage to the reputation of the Company for product quality, as well as potential lawsuits.   Although the Company maintains insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that the Company’s insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our proposed products.  We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms.  Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, could adversely affect our results of operations, business and financial condition.

Anti-corrosive product businesses, specifically as they relate to underground fuel storage tanks and sump pumps, can be adversely affected by litigation and complaints from customers or government authorities resulting from injury or damage to property.  Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.  Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same.  A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the company shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”   The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares.  Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

The Company is selling this offering without an underwriter and may be unable to sell any shares.  Unless it is successful in selling a number of the shares, it may have to seek alternative financing to implement its business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, it is not going to engage the services of an underwriter to sell the shares being offered by the Company; it is intended to sell them through its sole officer and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB), however, there is no guarantee that a trading market will ever develop.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale.  As of the date of this filing, there have been no discussions or understandings between AFS Holdings, Inc. or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities.  If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering.  In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares.  If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $1.00 you pay for them.  Upon completion of the offering, the pro forma net tangible book value of your shares will be $.57 per share, $0.43 less than what you paid for them.

There is no guarantee all of the funds raised by the sale of shares being offered by the Company will be used as outlined in this prospectus, which could result in the Company receiving no funds or an amount of funds that will be insufficient to continue in revenue-generating operations.  If the Company cannot operate in a way that results in the generation of revenue, it may have to abandon its business plans, which could result in the loss of your investment.

The Company has committed to use the proceeds to the Company that are raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond its control, such as increases in research and development costs, increases in the costs of the approval process for our future products, increases in marketing efforts, as well as increases in United States and international regulatory fees for public companies, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.   The failure of the Company management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on its financial condition and could cause the price of its common stock to decline.  Further, because there is no minimum offering amount as part of this offering, we may not receive any funds, or the funds we receive may be insufficient to continue as a Company.  If the funds we receive are insufficient to operate in a way that would result in revenue generation, we could go out of business and you could lose your entire investment.

The Company’s largest shareholder will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.  If you are not able to resell any shares that you purchase in this offering, it may result in the loss of your investment.

Prior to this offering, our largest shareholder owns 95.8% of the Common Stock outstanding. Following the completion of this Offering, the Company’s largest shareholder will own 42.1% of the Common Stock outstanding.   Accordingly, our largest shareholder will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares.  Such shareholder’s interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the exchange act, we will not be subject to the federal proxy rules and our director, executive officer and 10% beneficial holders will not be subject to section 16 of the exchange act. in addition, our reporting obligations under section 15(d) of the exchange act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of October 23, 2015, we have less than 40 shareholders of record).   As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our sole director and executive officer and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officer and director, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our director, executive officer, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  The Company does not intend to cease providing periodic reports regardless if we have fewer than 300 shareholders of record after the first year of the effectiveness of this Registration Statement.  Additionally, the Company plans to hold annual meetings for its shareholders.  Due to the fact that the Company’s management holds sufficient voting power to effect all substantial transactions, shareholder approval will be received for all acts requiring shareholder approval by the votes of management only.  The Company shall disclose all events requiring shareholder approval, but will not require approval from any shareholders other than its current management and board of directors to effect any such events or transactions.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Although we expect to apply for quotation on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange.

Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective director, officer or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects
•	the Company’s business and growth strategies
•	the Company’s financing plans and forecasts
•	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future
•	the Company’s business model and strategy for realizing positive results when sales begin
•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
•	expenses
•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of user spending and the impact of these trends on its financial results
•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
•	the impact of new accounting pronouncements on its financial statements
•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months
•	the Company’s market risk exposure and efforts to minimize risk
•	development opportunities and its ability to successfully take advantage of such opportunities
•	regulations, including anticipated taxes, tax credits or tax refunds expected
•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements
•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required
•	the Company’s inability to effectively manage its growth
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

•	the Company’s inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in our industry
•	the economic downturn and its effect on user spending
•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods
•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

This section relates to the primary offering by the Company of 4,000,000 common shares.  If all the shares being offered by the Company are sold the proceeds from this offering will be $4,000,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to the Company:	$4,000,000

Marketing and Business Development(1)	$1,000,000
Research and Development(2)	$2,000,000
Accounting, Auditing and Legal	$50,000
Working Capital	$1,950,000

___________

(1) Marketing and Business Development relates to the marketing of our Company and our planned products and processes, and attempting to increase our customer base in order to sell or license our products nationwide.

(2) The Company plans to research its planned anti-corrosive processes and products so it may develop effective products to sell or license to customers.

In the event that the Company sells 25%, 50% or $75% of the shares being offered by the Company, it expects to disburse the net proceeds as follows:

	25%	50%	75%

Proceeds to the Company:	$1,000,000	$2,000,000	$3,000,000

Marketing and Business Development	$250,000	$500,000	$750,000
Research and Development	$500,000	$1,000,000	$1,500,000
Accounting, Auditing & Legal	$12,500	$25,000	$37,500
Working Capital	$237,500	$475,000	$712,500

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

DETERMINATION OF OFFERING PRICE

This section is specific to the primary offering of 4,000,000 common shares offered by the Company.  The offering price of $1.00 per share has been determined arbitrarily by the Director of the company.  The price does not bear any relationship to the company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans.  Accordingly, the offering price should not be considered an indication of the actual value of its securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

This section is specific to the primary offering of 4,000,000 common shares offered by the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2015, the net tangible book value of the Company shares was $48,260.  As of the date of this prospectus, the pro forma net tangible book value of the Company shares is $48,380, or approximately $0.016 per share, based upon 3,130,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of all the shares being offered by the Company and receipt of the total proceeds of $4,000,000, the pro forma net tangible book value of the 7,130,000 shares to be outstanding will be $4,048,380, or approximately $.57 per share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (3,130,000 shares) will be increased by an average of $0.55 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $1.00 per Share) of $.43 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.57 per share, reflecting an immediate reduction in the $1.00 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 44% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 56% of the total number of shares then outstanding, for which they will have made a cash investment of $4,000,000, or $1.00 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Seventy-Five Percent (75%) of the shares being offered by the Company and receipt of the total proceeds of $3,000,000, the pro forma net tangible book value of the 6,130,000 shares to be outstanding will be $3,048,380, or approximately $.50 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (3,130,000 shares) will be increased by an average of $.48 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $1.00 per Share) of $.50 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.50 per share, reflecting an immediate reduction in the $1.00 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 51% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 49% of the total number of shares then outstanding, for which they will have made a cash investment of $3,000,000, or $1.00 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Fifty Percent (50%) of the shares being offered by the Company and receipt of the total proceeds of $2,000,000, the pro forma net tangible book value of the 5,130,000 shares to be outstanding will be $2,048,380, or approximately $.40 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (3,130,000 shares) will be increased by an average of $.38 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $1.00 per Share) of $.60 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.40 per share, reflecting an immediate reduction in the $1.00 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 61% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 39% of the total number of shares then outstanding, for which they will have made a cash investment of $2,000,000, or $1.00 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Twenty-Five Percent (25%) of the shares being offered by the Company and receipt of the total proceeds of $1,000,000, the pro forma net tangible book value of the 4,130,000 shares to be outstanding will be $1,048,380, or approximately $.25 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders (3,130,000 shares) will be increased by an average of $.24 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $1.00 per Share) of $.75 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.25 per share, reflecting an immediate reduction in the $1.00 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 76% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 24% of the total number of shares then outstanding, for which they will have made a cash investment of $1,000,000, or $1.00 per Share.

The following tables illustrate the per share dilution to the new investors if 100%, 75%, 50% and 25% of the shares listed in this offering are sold and does not give any effect to the results of any operations subsequent to March 31, 2015:

	100%	75%	50%	25%

Public Offering Price per Share	$1.00	$1.00	$1.00	$1.00
Pro forma Net Tangible Book Value Prior to this Offering	$.016	$.016	$.016	$.016
Pro forma Net Tangible Book Value After this Offering	$0.57	$0.50	$0.40	$0.25
Increase in Pro forma Net Tangible Book Value per
Share Attributable to cash payments from purchasers of the shares offered	$0.55	$0.48	$0.38	$0.24
Immediate Dilution per Share to New Investors	$0.43	$0.50	$0.60	$0.75

The following tables summarize the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering if 100%, 75%, 50% and 25% of the shares are sold:

If 100% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$1.00	4,000,000	56%	$4,000,000

If 75% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$1.00	3,000,000	49%	$3,000,000

If 50% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$1.00	2,000,000	39%	$2,000,000

If 25% of the shares are sold:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$1.00	1,000,000	24%	$1,000,000

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This Prospectus is part of a prospectus that permits the Company officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  The sole officer and director will sell the shares and intend to offer them to friends, family members and business acquaintances, all of whom may be accredited or non-accredited investors. If there is an interest from the above listed potential investors, the Company’s sole officer and director will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s sole officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Its officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
b.	Its officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Its officer and director is not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and
d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its sole officer, director, and control persons and affiliates do not intend to purchase any shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The shares being offered by the Company will be sold at the fixed price of $1.00 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.  The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received by the company, are irrevocable.  All checks for subscriptions should be made payable to AFS Holdings, Inc.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, pursuant to an amendment to the Articles of Incorporation dated October 5, 2015. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  As of the date of this Prospectus, there are 3,130,000 shares of our Common issued and outstanding.

Preferred Stock

The Amendment to the articles of incorporation dated October 5, 2015 authorizes 5,000,000 shares of Preferred Stock, par value $0.001. Of the 5,000,000 shares of Preferred Stock, 1,000 shares have been designated as Series A Preferred Stock pursuant to the Certificate of Designation filed with the state of Nevada on October 9, 2015. The Series A Preferred Stock have a par value of $0.001, and a stated value of $1,000 per share. 50 of the 1,000 shares of Series A Preferred Stock are issued and outstanding as of the date of this Prospectus. The Board may issue additional shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

Although the Company presently has no intention to do so without stockholder approval, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.  Currently, our officers and directors have sufficient voting power to undertake any actions requiring shareholder approval unilaterally, without seeking shareholder approval from any of the Company’s shareholders.  Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of the Company.  All outstanding shares of Series A Preferred Stock are fully paid and non-assessable

The holders of the outstanding shares of our Series A Preferred Stock have the following rights:

Dividends.

(A) Holders shall be entitled to receive, when and as authorized by the Board, the following dividends (the “Dividends”): (i) at a rate equal to twelve percent (12.00%) percent per annum payable in cash or common stock of the Corporation (“Common Stock Dividends”), at the discretion of the Corporation. Such Dividends shall accrue from the date upon which the Corporation receives the subscription funds for the Series A Preferred Stock (the “Issuance Date”) from the Holder, and shall be payable annually in arrears on March 31 of each year or, if not a business day, on the next succeeding business day (each, a “Dividend Payment Date”). A “Dividend Period” shall mean, with respect to the first “Dividend Period”, the period from and including the Issuance Date to and including the first Dividend Payment Date, and with respect to each subsequent “Dividend Period”, the period from, but excluding, a Dividend Payment Date to and including the next succeeding Dividend Payment Date. Dividends shall be payable to Holders as they appear in the share records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth (15th) day of the calendar month in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”).

Rights upon Liquidation, Dissolution or Winding Up.

(A) Upon any “Liquidating Transaction”, and so long as the Corporation possesses the funds necessary to make such payments, the Holders of Series A Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to:

(i) The face amount of each share purchased by the Holder; plus

(ii) Any accrued and unpaid dividends to the date of payment. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of Common Stock or any other class or series of Junior Preferred Stock.

(B) After payment of the full amount of the liquidating distributions to which each Holder is entitled, the Holders shall have no right or claim to any of the remaining assets of the Corporation.

(C) For purposes of this Certificate of Designation, a “Liquidating Transaction” of the Corporation shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Corporation, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation or (v) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder).

Optional Redemption. The Corporation may, at any time, or from time to time, in whole or in part, redeem shares of Series A Preferred Stock without prior written consent of the Holders at the stated value per share.

Voting Rights.

The Holders shall have no voting rights and their consent shall not be required for the taking of any corporate action, except as otherwise required by the Nevada Revised Statutes; provided, however, that as long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the written consent or affirmative vote of the Holders of two-thirds of the outstanding shares of Series A Preferred Stock, (i) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Liquidation (x) prior to the Series A Preferred Stock, or (y) on a parity with the Series A Preferred Stock or (ii) take any action which would adversely affect the preferences and/or rights of the Holders.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 4,000,000 shares are sold, the present stockholders will own 44% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 56% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the period from May 9, 2014 (inception) through March 31, 2015, included in this prospectus have been audited MaloneBailey, LLP, an Independent Registered Public Accounting Firm.  Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Bart and Associates, LLC, located at 8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

AFS Holdings, Inc. was formed under the laws of the State of Nevada on May 9, 2014.  On October 5, 2015, the Company amended its articles of incorporation in order to increase its authorized stock to 250,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of Preferred Stock, par value $0.001. 1,000 of the Preferred Shares are designated as Series A Preferred Shares.

On June 1, 2015, AFS Holdings, Inc. entered into a license agreement with Avalon Oil & Gas, Inc. (“Avalon”), our largest shareholder, whereby the Company received an exclusive, worldwide license to certain anti-corrosion trade secrets and anti-corrosion technology related to the production of products and the process of application of the products for underground fuel storage tank sump pumps, to mitigate corrosion. The license agreement is included as Exhibit 10.1 to this registration statement. Pursuant to the license agreement between Avalon and AFS Holdings, we have licensed the rights to make, use, offer for sale, and sell products utilizing the proprietary technology and applications, and to sublicense any of those rights.

We intend to engage in research and development work involving the proprietary technology licensed from Avalon in order to develop commercially viable products based upon these technologies, and ultimately sell the anti-corrosive products and license the rights to manufacture and sell the products.  The initial technologies we are developing are for anti-corrosion products and the process of application of the products for underground fuel storage tank sump pumps to mitigate corrosion. The Company has not yet signed any agreements with third parties related to the sale or licensing of our proposed products.

AFS is a development stage company that has not yet generated revenue.  On May 9, 2014, Kent Rodriguez was appointed as President, Secretary, Chief Financial Officer and Director, and Jill Allison, Douglas Barton and Rene Haeusler were appointed Directors of the Company.

The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933.  Based upon the above, the Company believes it is not within the scope of Rule 419.

The Company has not been subject to any bankruptcy, receivership or similar proceeding.

Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales.  The costs associated with operating as a public company are included in its budget.  Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, its revenue, if revenue is generated, and/or the sale and issuance of common shares.

Principal services and their markets

The Company plans to initially sell an anti-corrosive solution that is applied to fuel storage tank sump pumps. The Company’s anti-corrosion technology significantly decreases the need to either maintain or replace fuel storage tank sump pumps that dispense gasoline, particularly gasoline containing ethanol. The ethanol causes a significant increase in the corrosion of sump pumps, which are generally underground. Being underground causes these sumps to significantly corrode due to heat and humidity. If these sumps become too corroded, state authorities may close the facility containing the sump pumps or order the elimination or cleaning of the corrosion.

The Company intends to be the leader in significantly decreasing the corrosion of these sump pumps through selling or sublicensing its technology to the maintenance personnel responsible for maintaining these sump pumps.

On June 1, 2015, the Company entered into an Exclusive License Agreement with Avalon Oil and Gas, Inc. Pursuant to the agreement, the Company acquired an exclusive, worldwide license to use the anti-corrosion technology. The term of the Agreement is 20 years, and is able to be extended by the Company so long as it is in compliance with the agreement at the time of the extension. The Agreement may be terminated by Avalon Oil and Gas, Inc. only in the case of a material breach by the Company that is not cured within 30 days after notice of the breach.

With the use of this technology, the Company plans to market primarily in the eastern third of the United States due to the greater humidity and heat in this area, which results in increased corrosion. Eventually, the Company plans on expanding its product sales nationwide. Fuel storage tank sump pumps are located at every gasoline station and convenience store selling gasoline. In addition, many governmental groups and private companies have significant dispensing facilities with fuel storage tank equipment.

Once the Company has demonstrated the success of the initial technology, it intends to license and market other anti-corrosion technologies to other markets. In addition to the anti-corrosion technology developed for fuel storage tank sump pumps, there also exists similar anti-corrosion technology for aluminum, copper, and other metals. The Company has commenced discussions to license these additional technologies, but will only due so once the Company has implemented the business on the existing technologies. No agreements have been entered into regarding the licensing of additional technology.

Strategic Partners and Alliances

The Company is currently working with state EPA and PCA authorities to test its licensed technology. Currently, one state is considering mandating the process if the testing of the technology is successful.

There are various associations representing gasoline stations and convenience stores, such as the National Association of Convenience Stores (“NACS”), which have been contacted in an attempt to educate the operating owners on the benefits of using the Company’s technology. The Company intends to continue marketing to these associations, although at the present time no contracts for the licensing or sale of the application of the technology have been entered into.

The Company is also in the process of negotiating with a national marketing and sales force company to represent it in its sales activities.

Marketing

The Company will divide the marketing into four categories. First, gas station and convenience store operators which have their own sump pump service division, such as Circle K, and Seven Eleven. Second, governmental entities which have their own gasoline dispensing operations, such as municipalities, counties, and cities. Third, private companies which have their own gasoline dispensing operations, such as car rental businesses and large wholesale stores. Fourth, individual gasoline station and convenience stores, which own less than 50 locations and do not have their own sump pump service divisions.

Growth Strategy

The Company intends to market initially through the internet with the maintenance personnel involved in maintaining the sump pumps at the gasoline stations and convenience stores. This personnel may be within the owner’s maintenance division or may be a service provider.

Revenue Model and Distribution methods of the products or services

We plan to generate revenue through the sale of our planned products to customers.   Our initial product is an anti-corrosive solution that is applied to fuel storage tank sump pumps, which lowers maintenance fees and losses due to extensively corroded parts.

Company will be selling “kits” to the maintenance personnel in the maintenance divisions of the customer bases listed above. Each kit will have the necessary product and materials to create an anti-corrosion environment for the sump pump.

The kits will be sold at an average price per kit of $250. In addition, each time a sump pump is examined the environment may be disrupted even if corrosion is not occurring in the environment. To reconstitute the environment once the sump pump is closed, there is a maintenance product and material kits, which we will sell for $50 per kit.

From a cost perspective, the materials for the kits, including the concentrate, will have a cost factor of approximately $60 per kit. The cost assembly of the kits, including any mixing and ready to ship, will be approximately $40 per kit. The shipping will be charged to the customer. Therefore, the gross margin per kit will be approximately $150 per kit.

At this time, we have no products and no production facilities. We are currently focusing our attention on the distribution of our planned products in the United States.

Status of any publicly announced new product or service

None

Competition, competitive position in the industry and methods of competition

The anti-corrosive process and product industry is highly competitive.  The Company faces intense competition from very large, international corporations, as well as from local and national companies. In addition, the Company faces competition from maintenance operators that currently remove the rust from the pumps and replace corroded parts.

The intensity of competition in the future is expected to increase and no assurance can be provided that the Company can sustain its market position or expand its business.

Many of the Company’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than the Company has.  However, we believe that our licensed technology, and its ability to lower maintenance and part replacement costs and by preventing the accumulation of corrosive material, we will be able to generate sales and compete in the industry.

Patents and Trademarks

The Company does not have any patents, trademarks, or registered intellectual property.  Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement.  If we do, in the future, obtain any intellectual property, litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Approval

The anti-corrosion process and product industry is highly regulated at the federal level in terms of health and safety concerns related to the anti-corrosive materials.  Operation of the Company’s business requires various licenses, permits and approvals.  The Company currently holds all applicable licenses and permits to operate its business, and will continue to hold all applicable permits and licenses to continue operating its business and selling its products. In addition, should the company acquire any assets or businesses, the Company will also ensure compliance with any additional licensing requirements that are required.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and Nevada Corporation Law.  It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code and the Nevada State Tax Code.  The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties.  The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products.   The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Research and Development Activities

Other than personal time spent researching our proposed products, the Company has spent no additional funds on the development of its products. However, the Company plans to use a portion of the proceeds from this offering to complete research and development of its anti-corrosive products.

Employees and Employment Agreements

As of the date of this Prospectus, the Company has no fulltime employees. The Company’s activities are managed by the Company’s President and Chief Financial Officer, and also by its board of directors.

Organization

The Company is comprised of one corporation, AFS Holdings, Inc. All of our operations are conducted through the corporation.

DESCRIPTION OF PROPERTY

The Company’s sales and marketing operations are currently being conducted out of the Company’s offices located at 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415.  The Company’s office space is being provided rent free by Avalon Oil and Gas, Inc., the largest shareholder of the Company.  The Company considers the current principal office space to be adequate and will reassess its needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock.  Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
c.	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.	the bid and offer quotations for the penny stock;
b.	the compensation of the broker-dealer and its salesperson in the transaction;
c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
d.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, the Company has 6 stockholders of record and there are 3,130,000 shares of the Company’s common stock outstanding.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, it will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

ClearTrust, LLC located at 16540 Pointe Village Drive, Suite 210, Lutz, FL 33558, Phone: (813) 235-4490, Fax: (813) 388-4549, has been appointed as the Company’s stock transfer agent.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SELECTED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. Our selected statement of operations data for the period from May 9, 2014 (inception) to March 31, 2015, and our selected balance sheet data as of March 31, 2015, has been derived from our audited financial statements included elsewhere in this prospectus. Our selected statements of operations data for the three and six months ended September 30, 2015 and our selected balance sheet data as of September 30, 2015, have been derived from our unaudited interim condensed financial statements included elsewhere in this filing. The unaudited interim condensed financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results to be expected for any future periods. Our selected financial data should be read together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and their related notes, which are included elsewhere in this prospectus.

	September 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current Assets
Cash	$55,189	$12,875

TOTAL ASSETS	$55,189	$12,875

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$1,500	$—
Due to related entity	5,429	13,000

Total current liabilities	6,929	13,000

TOTAL LIABILITIES	6,929	13,000

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value; 5,000,000 shares authorized; 1,000 shares designated as Series A, 50 shares and 0 shares issued and outstanding as of
September 30, 2015 and March 31, 2015, respectively	—	—
Common Stock, par value $.001 per share; 250,000,000 shares
authorized; 3,100,000 shares issued and outstanding
as of September 30, 2015 and March 31, 2015, respectively	3,100	—
Additional paid-in capital	57,300	—
Accumulated deficit	(12,140)	(125)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	48,260	(125)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$55,189	$12,875

				May 9, 2014	May 9, 2014
	Three Months	Three Months	Six Months	(Inception)	(Inception)
	Ended	Ended	Ended	Through	Through
	September 30,	September 30,	September 30,	September 30,	March 31,
	2015	2014	2015	2014	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Total Revenues	$-	$-	$-	$-	$-

GENERAL & ADMINISTRATIVE EXPENSES
Consulting	3,500	—	3,500	—	—
Legal	—	—	2,000	—	—
Office	3,380	30	3,390	—	—
Stock transfer fees	600	—	3,125	65	125

Total General and Administrative Expenses	$7,480	30	$12,015	$65	$125

Net loss	(7,840)	(30)	(12,015)	(65)	(125)

Net loss per share - basic and diluted	$(0.01)	—	$(0.01)	$—	$—

Weighted average common shares outstanding - basic and diluted	3,100,000	—	1,897,268	—	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the “Risk Factors” section of this Information Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

AFS Holdings, Inc. (“we” “our”or “us”) was established on May 9, 2014 in the State of Nevada.

We plan to engage in the business of providing anti-corrosive processes and products related to fuel storage tank sump pumps. We have licensed technology that lessens the corrosive nature of certain metals contained in sump pumps, and we plan to complete our development of the processes and products and sell them in the United States.

At this time, we do not have any products or production facilities.

On May 9, 2014 our articles of incorporation were adopted. On October 5, 2015, our articles of incorporation were amended. Pursuant to the amended articles of incorporation, we are authorized to issue 250,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. We are also authorized to issue 5,000,000 shares of Preferred Stock, of which 1,000 shares are designated as Series A Preferred Stock.

Recent Developments

Common Stock

On May 9, 2014 our articles of incorporation were adopted. On October 5, 2015, our articles of incorporation were amended. Pursuant to the amended articles of incorporation, we are authorized to issue 250,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. We are also authorized to issue 5,000,000 shares of Preferred Stock, of which 1,000 shares are designated as Series A Preferred Stock.

On June 10, 2015, we issued 100,000 restricted common shares to founder’s for cash of $400. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On June 10, 2015, we issued 3,000,000 shares to Avalon Oil and Gas, Inc. for cash of $10,000.

On October 19, 2015, the Company issued 30,000 common shares for legal services, valued at $120 (based on the estimated fair value of the stock on the date of grant).

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. To date, we have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Overview

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

•	Plan of Operations

•	Liquidity and Capital Resources

•	Capital Expenditures

•	Going Concern

•	Critical Accounting Policies

•	Off-balance Sheet Arrangements

Plan of Operations

We plan to continue to develop and sell our licensed anti-corrosion processes and products in the United States. The Company is marketing its planned products to various retail and governmental locations that have on site fuel storage tank sump pumps. The Company has not yet signed any agreements with the third parties. At this time, we do not have any products or any production facilities.

At September 30, 2015, we had $55,189 in cash.

How We Generate Revenue

We expect to recognize revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

General and administrative expenses consisted of professional service fees, and other general and administrative overhead costs. Expenses are recognized when incurred.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

For the Three Months Ended September 30, 2015 compared to the Three Months ended September 30, 2014

Operating expenses

For the three months ended September 30, 2015, we had general and administrative expenses of $7,480 primarily due to consulting fees. This compares with general and administrative fees of $30 for the three months ended September 30, 2014.

Net loss before income taxes

Net loss before income taxes for the three months ended September 30, 2015 totaled $7,840 primarily due to consulting fees. This compares with net loss before income taxes of $30 for the three months ended September 30, 2014.

For the Six Months Ended September 30, 2015

Operating expenses

For the six months ended September 30, 2015, we had general and administrative expenses of $12,015, which consisted of consulting, legal, office costs not associated with any rent or lease, and stock transfer fees.

Net loss before income taxes

Net loss before income taxes for the six months ended September 30, 2015 totaled $12,015 primarily due to consulting, legal, office costs not associated with rent or lease costs, and stock transfer fees.

Assets and Liabilities

Assets were $55,189 as of September 30, 2015 consisting of cash. Liabilities were $6,929 as of September 30, 2015. Liabilities consisted of accounts payable of $6,929.

Stockholders’ Equity

Stockholders’ equity was $48,260 as of September 30, 2015. Stockholder’s equity consisted primarily of shares issued for cash, funds received from sales of shares of Series A Preferred Stock, and the accumulated deficit at September 30, 2015 of $12,140.

From the Date of Inception (May 9, 2014) through March 31, 2015

Operating expenses

For the period May 9, 2014 (date of inception) through March 31, 2015, we had general and administrative expenses of $125 primarily due to bank service charges.

Net loss before income taxes

Net loss before income taxes for the period May 9, 2014 (date of inception) through March 31, 2015 totaled $125 primarily due to bank service charges.

Liquidity and Capital Resources

General – Overall, we had limited cash flows from May 9, 2014 (date of inception) to March 31, 2015 and for the six months ended September 30, 2015.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

		May 9, 2014	May 9, 2014
	Six Months	(Inception)	(Inception)
	Ended	Through	Through
	September 30,	September 30,	March 31,
	2015	2014	2015
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss	$(12,015)	$(65)	$(125)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	1,500	—	—
Net cash used in operating activities	(10,515)	(65)	(125)

Cash flows from financing activities
Net advances from related entity	(7,571)	500	13,000
Sale of common stock	10,400	—	—
Sale of preferred stock	50,000	—	—
Net cash provided by financing activities	52,829	500	13,000

Net increase in cash	42,314	435	12,875
Cash at beginning of period	12,875	—	—
Cash at end of period	$55,189	$435	$12,875

Supplemental disclosures of cash flow information:
Interest paid	$—	$—	$—
Taxes paid	$—	$—	$—

Cash Flows from Operating Activities – From May 9, 2014 (date of inception) to March 31, 2015, we had $125 in cash flows used in operations. During the period from May 9, 2014 (date of inception) to September 30, 2014, we had $65 in cash flows used in operations. During the six months ended September 30, 2015, we had $10,515 in cash flows used in operations. The increase during the six months ended September 30, 2015 is primarily related to our increased net loss during the period.

Cash Flows from Financing Activities – From May 9, 2014 (date of inception) to March 31, 2015, we had $13,000 in cash flows provided by financing activities. During the period from May 9, 2014 (date of inception) to September 30, 2014, we had $500 provided by financing activities. During the six months ended September 30, 2015, we had $52,829 in net cash provided by financing activities. The increase is due primarily to sales of our common and preferred stock.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks (see “Risk Factors”), and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures other than the license agreement entered into with Avalon Oil & Gas, Inc. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Stock Transactions

On May 9, 2014 our articles of incorporation were adopted. On October 5, 2015, our articles of incorporation were amended. Pursuant to the amended articles of incorporation, we are authorized to issue 250,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. We are also authorized to issue 5,000,000 shares of Preferred Stock, par value $0.001, of which 1,000 shares have been classified as Series A Preferred Stock.

On June 10, 2015, we issued 100,000 restricted common shares to founder’s for cash of $400. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On June 10, 2015, we issued 3,000,000 shares to Avalon Oil and Gas, Inc. for cash of $10,000.

On October 19, 2015, the Company entered into an agreement with an unrelated third party, pursuant to which the Company will be provided with outsourced legal services for 30,000 shares of restricted common stock, valued at $120 (based on the estimated fair value of the stock on the date of grant). The fair value of the common stock was recognized as deferred offering costs.

Capital Expenditures

Other Capital Expenditures

We expect to incur research and development costs, as well as marketing expenses in connection with the expansion of our business.

Fiscal year end

Our fiscal year end is March 31.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements. We had net losses of $7,840 and $125 for the three months ended September 30, 2015 and for the period May 9, 2014 (date of inception) through March 31, 2015, respectively, and limited cash provided by (used in) operating activities for the three months ended September 30, 2015 and for the period May 9, 2014 (date of inception) through March 31, 2015, with no revenue earned since inception, and a lack of operational history.

While we are attempting to commence operations and generate revenues, our cash position may not be significant enough to support our daily operations. We intend to raise additional funds by way of a public or private offering. We believe that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 3 - Summary of Significant Accounting Policies on page F-9.

The following are deemed to be the most significant accounting policies affecting us.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: property and equipment, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statement of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

We apply the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2015 and September 30, 2015, the fair value of accounts payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation." This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

As of September 30, 2015, we have no future contractual obligations or commitments.

Off-Balance Sheet Arrangements

As of September 30, 2015, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•	liquidity or market risk support to such entity for such assets;

•	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Address	Age	Position(s)

Kent Rodriguez	55	Director,
310 Fourth Avenue South, Suite 7000 Minneapolis, MN 55415		President, Chief Financial Officer

Jill Allison	51	Director
310 Fourth Avenue South, Suite 7000
Minneapolis, MN 55415

Douglas Barton	75	Director
310 Fourth Avenue South, Suite 7000
Minneapolis, MN 55415

Rene Haeusler	60	Director
310 Fourth Avenue South, Suite 7000
Minneapolis, MN 55415

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the company’s only officer, director, promoters and control persons.  Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Officer and Director

Kent Rodriguez – President, Chief Financial Officer, Director

Mr. Rodriguez joined the Company as President, Secretary, and Principal Financial Officer in May 2014. Since May 2009, he has been employed at Avalon Oil & Gas, Inc., as President and Chief Executive Officer and is also the Managing Partner of Weyer Capital Partners, a Minneapolis-based venture capital corporation. He has a B.A. degree in Geology from Carleton College, and an Executive MBA from the Harvard Business School. Mr. Rodriguez was chosen to serve as an office and director due to his extensive business experience, as well as his public company experience. Mr. Rodriguez will devote approximately 30 hours per week to the Company, until such time as the board of directors determines the need for additional time to be spent as the company expands. Mr. Rodriguez has no additional work history during the previous five years.

Jill Allison – Director

Ms. Allison joined the Company as a Director in May 2014. She has over 20 years of diversified management experience in business development and technology commercialization. Prior to joining Avalon, Ms. Allison managed a technology strategy consulting practice with focus in the market convergence of physical and IT security industries. Her venture development background includes market leadership positions with Monsanto, Iridian Technologies, Pinkertons and Cylink Corporation. She holds a B.A. in Economics from Gustavus Adolphus College; a Master's in International Management (MIM) in Marketing from the American Graduate School of International Management (Thunderbird), Glendale, AZ; and an MBA in Strategic and Entrepreneurial Management from the Wharton School of the University of Pennsylvania, where she focused on strategic alliances and management of technology. Ms. Allison also serves as a director of Avalon Oil and Gas, Inc. Ms. Allison will dedicate approximately 20 hours per week for AFS Holdings, Inc., until such time as the board of directors determines the need for additional time to be spent as the company expands. Ms. Allison was chosen to serve as a director due to her business and marketing experience. Ms. Allison has no additional work experience during the previous five years.

Douglas Barton – Director

Mr. Barton has served as a Director of the Company since May 2014. From 1987 to the present, he has been the President and sole owner of Venture Communications, Inc., a private promotion, development, and marketing consulting firm. He has a B.S. degree in Economics/History from the University of Minnesota. Mr. Barton also serves as a director of Avalon Oil and Gas, Inc. Mr. Barton will dedicate approximately 20 hours per week for AFS Holdings, Inc., until such time as the board of directors determines the need for additional time to be spent as the company expands. Mr. Barton was chosen to serve as a director due to his extensive marketing experience. Mr. Barton has no additional work history during the previous five years.

Rene Haeusler – Director

Mr. Häusler has served as a Director of the Company since May 2014.  He is a Political and Business Consultant, is Chairman of the Board and Managing Director of all companies of the L’Avenir Group.  He also serves as Chairman of the Board of Bowl Construction AG , Member of the Board of ProgressNow!invest AG , a SIX-listed private equity investment company, and is a member of the Board of Directors of ThaiSwiss SME-Industrial Center Ltd ., Pranburi, Thailand, and of Sempre-Automaten AG and Theracon AG in Switzerland. His background includes Assistant to the Managerial Committee and Head of several departments for Bank Sogenal.  He also served as a member of the military-diplomatic Swiss delegation to the Neutral Nations Supervisory Commission (NNSC) in Korea, as liaison officer to the UN High Command and the Government of South Korea.  Mr. Häusler has a Master’s degree in history, political science and constitutional law from the University of Zurich/Switzerland. From 1995 – 1999 he was also a guest lecturer at the Chulalongkorn University in Bangkok (Thailand). He has published two books and numerous articles on political psychology, economy and stock markets.   Mr. Häusler is an experienced equity investment professional with a wide range of public company and private equity expertise in international markets for commodities, mineral exploration, biotechnology, and software. Mr. Haeusler also serves as a director of Avalon Oil and Gas, Inc. Mr. Haeusler will dedicate approximately 20 hours per week for AFS Holdings, Inc., until such time as the board of directors determines the need for additional time to be spent as the company expands. Mr. Haeusler was chosen to serve as a director due to his extensive business and economics and market experience. Mr. Haeusler has no additional work experience during the previous five years.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officer during 2014 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Kent Rodriguez,	2014	$0	—	—	—	—	—	—	$0
President and CFO	2015	$0	—	—	—	—	—	—	$0

___________

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning equity awards as of our fiscal year end, March 31, 2015, held by our named executive officer.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Kent Rodriguez	—	—	—	—	—	—	—	—	—

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Kent Rodriguez	0	0	0	0	0	0	0
Jill Allison	0	0	0	0	0	0	0
Douglas Barton	0	0	0	0	0	0	0
Rene Haeusler	0	0	0	0	0	0	0

Option Grants. No option grants have been exercised by the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our sole director in such capacity.

Employment Agreements

We do not have any employment agreements with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company sole director and officer and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

Name of Beneficial	No. of Shares Before	No. of Shares After	Number of Securities Underlying Options That Are	Percentage of Ownership Before	After
Owner	Offering	Offering	Unexercised	Offering(1)(2)	Offering (1)(2)(3)

Kent Rodriguez(4)	25,000	25,000	0	1%	.004%

Jill Allison(5)	25,000	25,000	0	1%	.004%

Douglas Barton(6)	25,000	25,000	0	1%	.004%

Rene Haeusler(7)	25,000	25,000	0	1%	.004%

All Officers and
Directors as a Group (4 persons)	100,000	100,000	0	3.2%	1.4%

Avalon Oil and Gas, Inc.(8)	3,000,000	3,000,000		95.8%	42.1%

___________

(1)	All ownership is beneficial and of record, unless indicated otherwise based on 3,130,000 shares outstanding as of the date of this Prospectus. The selling stockholders are under no obligation known to the Company to sell any shares of common stock at this time.
(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown
(3)	Assumes the sale of all shares of common stock registered pursuant to this Prospectus.
(4) (5) (6) (7)

Mr. Rodriguez is a director and the President and Chief Financial Officer of the Company.

Ms. Allison is a director of the Company.

Mr. Barton is a director of the Company.

Mr. Haeusler is a director of the Company.

(8)	Avalon Oil and Gas, Inc. is controlled by Kent Rodriguez, Jill Allison, Douglas Barton and Rene Haeusler. The Address for Avalon Oil and Gas, Inc. is 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415.

Preferred Stock

Name of Beneficial	No. of Shares Before	No. of Shares After	Number of Securities Underlying Options That Are	Percentage of Ownership Before	After
Owner	Offering	Offering	Unexercised	Offering(1)(2)	Offering (1)(2)(3)

Avalon 2015 1, L.P.(1)	50	50	0	100%	100%

(1) The Series A Preferred Stock have no voting rights, but have liquidation and dividend preferences. Avalon 2015 1, L.P. is controlled by Drax Holdings, N.A., and its address is Withfield Tower, 3rd Floor, 4762 Coney Drive, Belize City, Belize

Future Sales by Principal Stockholders

A total of 100,000 Common shares have been issued to the company’s officer and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. In addition, 3,000,000 shares have been issued to Avalon Oil and Gas, Inc., an entity controlled by the Company’s officer and directors. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition, so long as the company is a reporting entity under the Securities Exchange Act of 1934, as amended, and pursuant to the restrictions and requirements listed in Rule 144. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

On October 5, 2015 the company amended its articles of incorporation, and authorized for issue 250,000,000 shares of Common Stock, with a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested

On June 10, 2015, the Company issued 100,000 restricted common shares to founders, for cash of $400. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On June 10, 2015, the Company issued 3,000,000 restricted common shares to Avalon Oil and Gas, Inc., for cash of $10,000.

On June 1, 2015, the Company entered into an Exclusive License Agreement with Avalon Oil and Gas, Inc. Pursuant to the agreement, the Company acquired an exclusive, worldwide license to use various anti-corrosion technology. As consideration for the license, the Company is required to pay to Avalon Oil and Gas, Inc. an amount of $300,000 on or before December 31, 2015.

In addition, the Company must pay to Avalon Oil and Gas, Inc. five percent of the gross proceeds received from the sale of the licensed technology. The term of the Agreement is 20 years, and is able to be extended by the Company so long as it is in compliance with the agreement at the time of the extension. The Agreement may be terminated by Avalon Oil and Gas, Inc. only in the case of a material breach by the Company that is not cured within 30 days after notice of the breach.

There are not currently any conflicts of interest by or among its current officer and director, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

The Company’s Articles of Incorporation do not address indemnification against liabilities of our officers and directors. However, pursuant to the Nevada Revised Statutes, no director or officer shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Nevada Revised Statutes not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit.

In addition, the Company shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

     The Company’s fiscal year end is March 31.  The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared by management and then will be audited by the independent PCAOB registered CPA firm MaloneBailey, LLP.  The consolidated financial statements of the Company, commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US Dollars.  The financial information presented is from the period of inception on May 9, 2014 through the fiscal year end March 31, 2015, and for the three and six month periods ended September 30, 2015.

AFS Holdings, Inc.

FINANCIAL STATEMENTS

With Report of Independent Registered Public Accounting Firm

For the period May 9, 2014 (inception) through March 31, 2015 and the unaudited interim three and six month periods ended September 30, 2015 and 2014

F-1

AFS Holdings, Inc.

Index to Financial Statements

F-2

Report of Independent Registered Public Accounting Firm

To the Directors and Shareholders

AFS Holdings, Inc.

Minneapolis, Minnesota

We have audited the accompanying balance sheet of AFS Holdings, Inc. (the “Company”) as of March 31, 2015 and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from May 9, 2014 (inception) through March 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AFS Holdings, Inc. as of March 31, 2015 and the result of its operations and its cash flows for the period from May 9, 2014 (inception) through March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated recurring operating losses and negative operating cash flows, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 23, 2015

F-3

AFS Holdings, Inc.
Balance Sheets

	September 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current Assets
Cash	$55,189	$12,875

TOTAL ASSETS	$55,189	$12,875

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$1,500	$—
Due to related entity	5,429	13,000

Total current liabilities	6,929	13,000

TOTAL LIABILITIES	6,929	13,000

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value; 5,000,000 shares authorized; 1,000 shares designated as Series A, 50 shares and 0 shares issued and outstanding as of
September 30, 2015 and March 31, 2015, respectively	—	—
Common Stock, par value $.001 per share; 250,000,000 shares
authorized; 3,100,000 shares issued and outstanding
as of September 30, 2015 and March 31, 2015, respectively	3,100	—
Additional paid-in capital	57,300	—
Accumulated deficit	(12,140)	(125)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	48,260	(125)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$55,189	$12,875

The accompanying notes are an integral part of these financial statements.

F-4

AFS Holdings, Inc.
Statements of Operations

				May 9, 2014	May 9, 2014
	Three Months	Three Months	Six Months	(Inception)	(Inception)
	Ended	Ended	Ended	Through	Through
	September 30,	September 30,	September 30,	September 30,	March 31,
	2015	2014	2015	2014	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Total Revenues	$—	$—	$—	$—	$—

GENERAL & ADMINISTRATIVE EXPENSES
Consulting	3,500	—	3,500	—	—
Legal	—	—	2,000	—	—
Office	3,380	30	3,390	—	—
Stock transfer fees	600	—	3,125	65	125

Total General and Administrative Expenses	$7,480	30	$12,015	$65	$125

Net loss	(7,480)	(30)	(12,015)	(65)	(125)

Net loss per share - basic and diluted	$(0.01)	—	$(0.01)	$—	$—

Weighted average common shares outstanding - basic and diluted	3,100,000	—	1,897,268	—	—

The accompanying notes are an integral part of these financial statements.

F-5

AFS Holdings, Inc.
Statements of Cash Flows

		May 9, 2014	May 9, 2014
	Six Months	(Inception)	(Inception)
	Ended	Through	Through
	September 30,	September 30,	March 31,
	2015	2014	2015
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss	$(12,015)	$(65)	$(125)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	1,500	—	—
Net cash used in operating activities	(10,515)	(65)	(125)

Cash flows from financing activities
Net advances from related entity	(7,571)	500	13,000
Sale of common stock	10,400	—	—
Sale of preferred stock	50,000	—	—
Net cash provided by financing activities	52,829	500	13,000

Net increase in cash	42,314	435	12,875
Cash at beginning of period	12,875	—	—
Cash at end of period	$55,189	$435	$12,875

Supplemental disclosures of cash flow information:
Interest paid	$—	$—	$—
Taxes paid	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

F-6

AFS Holdings, Inc.
Statements of Changes in Shareholders' Equity (Deficit)
From May 9, 2014 (Inception) Through March 31, 2015 and
the Six Months Ended September 30, 2015 (Unaudited)

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at May 9, 2014 (inception)	—	$—	—	$—	$—	$—	$—

Net Loss	—	—	—	—	—	(125)	(125)

Balance at March 31, 2015	—	$—	—	$—	$—	$(125)	$(125)

Preferred stock issued for cash		—	50	—	50,000	—	50,000
Common stock issued for cash	3,100,000	3,100	—	—	7,300	—	10,400
Net Loss	—	—	—	—	—	(12,015)	(12,015)

Balance at September 30, 2015 (Unaudited)	3,100,000	$3,100	50	$—	$57,300	$(12,140)	$48,260

The accompanying notes are an integral part of these financial statements.

F-7

AFS Holdings, Inc.

Notes to Financial Statements

For the period May 9, 2014 (inception) through March 31, 2015

And the six month interim period ended September 30, 2015 (Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies

ORGANIZATION

AFS Holdings. Inc. (the “Company”), was incorporated in the State of Nevada on May 9, 2014. The Company was formed as a subsidiary of Avalon Oil & Gas, Inc. (“Avalon) to engage in research and development work involving the technology from the proprietary technology licensed from Avalon to develop commercially viable products based upon these technologies, and ultimately to license the rights to manufacture and sell the products and license the technologies which we develop through our research.  The initial technologies we are developing are for anti-corrosion related to production of products, and the process of application of the products to mitigate the corrosion for sump pumps in underground fuel storage tanks. The Company may also engage in any business that is permitted by law, as designated by the board of directors of the Company.

BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

The interim unaudited financial statements as of September 30, 2015, and for the three and six months ended September 30, 2015 and 2014, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the period from May 9, 2014 (inception) through March 31, 2015 here within.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers demand deposits and highly liquid-debt instruments purchased with maturity of three months or less to be cash equivalents.

EARNINGS PER SHARE

The Company has adopted the FASB ASC Topic 260 regarding earnings / loss per share, which provides for calculation of “basic” and “diluted” earnings / loss per share. Basic earnings / loss per share includes no dilution and is computed by dividing net income / loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings / loss per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings / loss per share. There were no potentially dilutive instruments outstanding during 2015 or 2014.

INCOME TAXES

The Company follows the asset and liability method of accounting for deferred income taxes. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial accounting and tax bases of assets and liabilities. The Company accounts for income taxes pursuant to ASC 740. There was no increase in liabilities for unrecognized tax benefits as a result of this implementation. The Company recognizes accrued interest related to unrecognized tax benefits in interest expense and penalties in general and administrative expense. There was neither interest nor penalty for the year ended March 31, 2015 and the six month interim period ended September 30, 2015.

F-8

Note 2 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, the Company has had recurring operating losses and negative operating cash flows. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to obtain additional financing to fund operations, implement its business model, and ultimately, to attain profitable operations. The Company will need to secure additional funds through various means, including an acquisition, equity and debt financing or any similar financing. There can be no assurance that the Company will be able to obtain additional debt or equity financing, if and when needed, on terms acceptable to the Company, or at all. Any additional equity or debt financing may involve substantial dilution to the Company’s stockholders, restrictive covenants or high interest costs. The Company’s long-term liquidity also depends upon its ability to generate revenues and achieve profitability.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Impact of New Accounting Standards

In June 2014 the FASB issued ASU 2014-10 regarding development stage entities. The ASU removes the definition of development stage entity, as was previously defined under generally accepted accounting principles in the United States (U.S. GAAP), from the accounting standards codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

In addition, the ASU eliminates the requirements for development stage entities to (i) present inception-to-date information in the statement of income, cash flow and stockholders' equity, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The Company has chosen to adopt the ASU early for the Company’s financial statements as of March 31, 2015. The adoption of this pronouncement impacted the Company by eliminating the requirement to report inception to date financial information previously required.

Note 4 – Capital Stock

On May 9, 2014, The Company authorized the issuance of 5,000,000 shares of $0.001 par value common stock. On October 5, 2015, The Company amended its Articles of Incorporation authorizing the issuance of 250,000,000 shares of common stock, par value $0.001.

During the six months ended September 30, 2015, the Company issued a total of 3,100,000 shares raising $10,400 as follows:

On June 10, 2015 the Company issued 3,000,000 shares of $0.001 par value common stock for cash of $10,000 or $0.00333 per share and 100,000 shares of $0.001 par value common stock for cash of $400 or $0.004 per share.

The Company has declared no dividends through September 30, 2015.

Note 5 – Preferred Stock

Series A Preferred Stock

On October 5, 2015, The Company amended its Articles of Incorporation authorizing the issuance of 5,000,000 shares of preferred stock, par value $0.001. 1,000 shares have been designated as Series A.

On September 30, 2015, the Company issued 50 shares of Series “A” preferred stock for cash proceeds of $50,000.

The Series A Preferred Stock accrues dividends at the rate of 12% per annum on the original purchase price for the shares. These dividends are payable annually in cash or the Company’s Common Stock at the discretion of the Board of Directors, beginning in March 2016. We are prohibited from paying any dividends on our Common Stock until all accrued dividends are paid on our Series A preferred Stock.  Upon liquidation, the Series A Preferred Stock shareholders shall be entitled to the sates value of each shares held, in addition to accrued and unpaid dividends, as long as the Company possesses the funds necessary to make payments.  The Company may, at any time, redeem the shares of Series A Preferred Stock without the prior written consent of the Series A Preferred Stock shareholders.  The Series A Preferred Stock ranks senior to the Company’s Common Stock in a distribution of assets in the event of a liquidation of assets.

F-9

The Holders of Series “A” Preferred Stock do not have any voting rights and their consent is not required to take any sort of corporate action. As of September 30, 2015 no Series “A” dividends have been declared or paid.

Note 6 - Commitments and Contingencies

On June 1, 2015, the Company entered into a technology license agreement with Avalon Oil & Gas, Inc., a related party majority shareholder of the Company. Under the terms of the agreement, the Company shall pay to Avalon Oil & Gas, Inc. $300,000 no later than December 31, 2015 together with 5% of the gross receipts received by the Company for the use of the licensed technology. As of September 30, 2015, the license fee of $300,000 has not been paid. When the license fee is paid, the license agreement will be recognized at the historical carryover basis of Avalon Oil & Gas, Inc. which is zero. The $300,000 payment will be recognized as a distribution to the majority stockholder of the Company.

Note 7 - Related Party Events

Avalon Oil & Gas, Inc, the majority shareholder of the Company, advanced the Company $13,000 and has a balance due at March 31, 2015 and September 30, 2015 of $13,000 and $5,429, respectively. The advances are unsecured, due on demand and bear no interest.

On June 1, 2015, the Company entered into a technology license agreement with Avalon Oil & Gas, Inc., a related party majority shareholder of the Company (see Note 6).

During the six months ended September 30, 2015, the Company sold 3,000,000 shares of Common Stock to Avalon Oil & Gas, Inc., and 100,000 to the Directors of Avalon Oil & Gas, Inc. (see Note 4).

Note 8 - Income Taxes

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses and other items. Loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

The Company follows ASC 740, “Accounting for Income Taxes”, which requires, among other things, an asset and liability approach to calculating deferred income taxes. The components of the deferred income tax assets and liabilities arising under ASC No. 740 were as follows:

	September 30,	March 31,
	2015	2015

Deferred tax assets:
Short-term	$-0-	$-0-
Long-term	-0-	-0-
Total deferred tax asset	$-0-	$-0-

Deferred tax liabilities:
Short-term	$-0-	$-0-
Long-term	-0-	-0-
Total deferred tax liabilities	$-0-	$-0-
Total deferred tax assets	-0-	-0-
Net deferred tax liability	$-0-	$-0-

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred assets and liabilities are as follows:

	Temporary Difference	Tax Effect	Temporary Difference	Tax Effect

Deferred tax assets:
Net operating (loss)	12,140	4,690	125	48
Valuation allowance	(12,140)	(4,690)	(125)	(48)

Total deferred tax asset	—	—	—	—

Deferred tax liabilities:
Depreciation timing difference	$0	$0	$0	$0
Valuation allowance	—	—	—	—

Total deferred liability	—	—	—	—

Net deferred tax asset	$0	$0	$0	$0

Deferred income tax arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

At March 31, 2015 and the six month period ended September 30, 2015, the Company had approximately $125 and $12,140, respectively in unused federal net operating loss carryforwards, which begin to expire principally in the year 2028. A deferred tax asset at each date of approximately $48 and $4,690 respectively resulting from the loss carry forwards has been offset by a 100% valuation allowance. The change in the valuation allowance for the periods ended March 31, 2015 and September 30, 2015 was approximately $48 and $4,641 respectively.

	March 31,	September 30,
	2015	2015
U.S. Federal statutory graduated rate	34.00%	34.00%
State income tax rate,
net of federal benefit	4.63%	4.63%
Net rate	38.63%	38.63%

Net operating loss used	0.00%	0.00%
Net operating loss for which no tax
benefit is currently available	-38.63%	-38.63%
	0.00%	0.00%

Note 7 - Subsequent Events

On October 19, 2015, the Company issued 30,000 shares to a non-affiliated third party for outsourced legal services. The shares were valued at $120, based upon the fair market value of the stock at the time of grant.

Other than as listed in this Note 7, the Company has evaluated subsequent events through October 23, 2015, which is the date the financial statements were available to be issued, and there are no additional material events to report.

Dealer Prospectus Delivery Obligation

“Until the date that is 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

F-10

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution, all of which the Company will pay, are as follows:

SEC Fee	$465.00
Legal and Professional Fees	$20,000.00
Accounting and auditing	$5,000.00
EDGAR Fees	$1,000.00
Transfer Agent fees	$500.00
Misc and Bank Charges	$0.00

TOTAL	$26,965.00

Item 14. Indemnification of directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to Nevada Revised Statutes 78.138 a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Pursuant to NRS 78.7502, A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to NRS 78.138, or (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.  The Company’s has chosen to include the optional indemnification in its articles of incorporation, and pursuant to the Company’s Articles of Incorporation, Officers and Directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director.

The Articles of Incorporation does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law of the payment of distributions in violation of NRS 78.300.   Pursuant to NRS 78.300, in case of an unlawful distribution by a director, the directors under whose administration the violation occurred, are jointly and severally liable, at any time within 3 years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

II-1

On May 9, 2014 the Company’s articles of incorporation were filed with the state of Nevada. On October 5, 2015, the Company amended its articles of incorporation. Pursuant to the amended articles of incorporation, the Company is authorized to issue 250,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. The Company is also authorized to issue 5,000,000 shares of Preferred Stock, of which 1,000 shares are designated as Series A Preferred Stock.

On June 10, 2015, the Company issued 100,000 restricted common shares to founder’s, for cash of $400.

On June 10, 2015, we issued 3,000,000 restricted common shares to Avalon Oil and Gas, Inc. for cash of $10,000.

On October 19, 2015, the Company entered into an agreement with an unrelated third party, pursuant to which the Company will be provided with outsourced legal services for 30,000 shares of restricted common stock, valued at $120.

All of the above listed issuances, which include all issuances since inception, were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act of 1933, and the securities bear a restrictive legend. The Company believes that the issuances constitute incidental issuances not related or pursuant to a combined plan or offering. The sales and issuances were made to people who were known to the company, who knew the company well, and who were aware of the operations of the Company.

16. Exhibits.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1.1	Articles of Incorporation May 2014
3.1.2	Amended Articles of Incorporation October 2015
3.2	Bylaws
4.1	Certificate of Designation of Series A Preferred Stock
5.1	Opinion of Kenneth Bart, Bart and Associates LLC
10.1	License Agreement with Avalon Oil and Gas, Inc.
10.2	Form of Subscription Agreement to be used with Registration Statement
23.1	Consent of MaloneBailey LLP for use of its Audited report
23.3	Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
		(B)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
		(C)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
	(i)	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that ina primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424, (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used to referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
		(h)	Request for Acceleration of Effective Date of Filing of Registration Statement Becoming Effective Upon Filing. Include the following if acceleration sis requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462(e) or (f) under the Securities Act, or if the registration statement is filed on Form S-8, and: (1) Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) The benefits of such indemnification are not waived by such persons: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense o any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, Washington on October 23, 2015.

AFS Holdings, Inc.

By:	/s/ Kent Rodriguez
Kent Rodriguez, President, Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kent Rodriguez	President, Chief Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director	October 23, 2015
Kent Rodriguez	Title	Date

/s/ Jill Allison	Director	October 23, 2015
Jill Allison	Title	Date

/s/ Douglas Barton	Director	October 23, 2015
Douglas Barton	Title	Date

/s/ Rene Haeusler	Director	October 23, 2015
Rene Haeusler	Title	Date

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